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                                                Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-110858


                              PROSPECTUS SUPPLEMENT
                                    Number 1
                                       to

                       Prospectus dated December 18, 2003

                                       of

                              NEOPROBE CORPORATION

                        21,817,257 SHARES OF COMMON STOCK

This Prospectus Supplement relates to the sale of up to 21,817,257 shares of Neoprobe Corporation common stock (the "Shares"). The Shares are being registered to permit public secondary trading of the shares that are being offered by the selling shareholders named in the prospectus. We are not selling any of the Shares in this offering and therefore will not receive any proceeds from this offering.

This Prospectus Supplement No. 1 includes the attached Annual Report on Form 10-KSB (the "Form 10-KSB") of Neoprobe Corporation (the "Company"), for the year ended December 31, 2003, filed by the Company with the Securities and Exchange Commission on March 30, 2004. The exhibits to the Form 10-KSB are not included with this Prospectus Supplement No. 1 and are not incorporated by reference herein.

Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol "NEOP".

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



         The date of this Prospectus Supplement No. 1 is March 30, 2004.